CPI AEROSTRUCTURES, INC. 8-K

Exhibit 99.1

CPI AEROSTRUCTURES REPORTS

FIRST QUARTER 2026 RESULTS

First Quarter 2026 vs. First Quarter 2025

•	Revenue of $17.4 million compared to $15.4 million;
•	Gross profit of $4.5 million compared to $1.6 million;
•	Gross profit margin of 25.8% compared to 10.7% (21.6% excluding A-10 Program impact);
•	Net income of $1.2 million compared to net (loss) of $(1.3) million;
•	Earnings per share of $0.10 compared to (loss) per share of $(0.10);
•	Adjusted EBITDA(1) of $2.1 million compared to $(0.8) million ($1.4 million excluding A-10 Program impact);

EDGEWOOD, N.Y. – May 15, 2026 – CPI Aerostructures, Inc. (“CPI Aero” or the “Company”) (NYSE American: CVU) today announced financial results for the first quarter ended March 31, 2026, delivering significant year-over-year improvements driven by favorable product mix, operational efficiencies, and continued execution across key Aerospace & Defense programs.

“Our first-quarter 2026 results delivered broad-based strength, outperforming the first quarter of 2025 across every major metric,” said Dorith Hakim, Chief Executive Officer of CVU. “A more favorable product mix and continued operational efficiencies drove a substantial expansion in gross profit margin and a $2.5 million increase in net income. We also reported adjusted EBITDA of $2.1 million, representing 53% growth over the prior-year period excluding the A-10 program impact.”

“Our performance this quarter reflects the strength of our operational discipline and the trust our customers place in CPI Aero,” added Hakim. “We remain focused on delivering high-quality aerospace structures, meeting program milestones, and supporting the mission-critical needs of our defense partners. With a strong backlog and improved profitability, we are well-positioned for continued momentum throughout 2026.”

Added Ms. Hakim, “We also began preparing for production on the previously announced missile work, a strategically important win that expands our presence in high-growth missile and autonomous systems markets. With improved margins, significant earnings growth, and a robust backlog of $495 million supported by recent contract awards, we are entering the remainder of 2026 with confidence and momentum.”

About CPI Aero

CPI Aero is a prime contractor to the U.S. Department of Defense as well as a Tier 1 subcontractor to some of the largest aerospace and defense contractors in the world. CPI Aero provides engineering, program management, supply chain management, assembly operations and MRO services to this global network of customers. CPI Aero is recognized as a leader within the international aerospace market in such areas as aircraft structural assemblies, military advanced tactical pod structures, engine air inlets, and complex welded products.

Our OEM customers in the defense sector include (i) Lockheed Martin Corporation and Sikorsky Aircraft, for the F-16 Fighting Falcon, the UH-60 BLACK HAWK©, the MH-60 Seahawk, the CH-53E and the CH-53K King Stallion; (ii) RTX Corporation, formerly Raytheon, for the ALQ-249 Next Generation Jammer Mid-Band Pod for the EA-18G Growlers, the Advanced Tactical Pods, the MS-110 & TacSAR Reconnaissance Airborne Pods, Hypersonic Missile Wings, and B-52 Radar Modernization; (iii) L3Harris for the Next Generation Jammer Low-Band Pod for the EA-18G Growlers; (iv) Collins Aerospace, for RF Enclosures; (v) Northrop Grumman Corporation, for the E-2D Advanced Hawkeye, the Airborne Laser Mine Detection Pod, welded tubes, aerial refueling probes, and welded fluid tanks; and (vi) the DOD/USAF and the Defense Logistics Agency for the T-38 Pacer Classic and T-38 Talon. Our OEM customers in the civil aviation market include Embraer S.A. for the Phenom 300 and Phenom 100.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this press release are forward-looking statements. Words such as “remain focused,””well-positioned,” “continued monemtum,” “confidence,”and similar expressions are intended to identify these forward-looking statements. These forward-looking statements include statements regarding the Company’s backlog, future performance, anticipated production activities, continued operational execution, customer relationships, market presence, and expectations regarding continued momentum. The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements.

Forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission. Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on X @CPIAERO.

Contacts:

Investor Relations Counsel	CPI Aerostructures, Inc.
Alliance Advisors IR	Robert Mannix
Jody Burfening	Chief Financial Officer
(212) 838-3777	(631) 586-5200
cpiaero@allianceadvisors.com	rmannix@cpiaero.com
www.cpiaero.com

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2026 (Unaudited)	December 31, 2025
ASSETS
Current Assets:
Cash	$1,002,548	$899,199
Accounts receivable, net	4,165,949	5,764,928
Contract assets, net	37,021,183	33,670,354
Inventory	725,908	800,823
Prepaid expenses and other current assets	3,055,241	2,272,696
Total Current Assets	45,970,829	43,408,000

Operating lease right-of-use assets	9,150,484	9,515,207
Property and equipment, net	425,879	412,553
Deferred tax asset, net	19,627,037	19,894,796
Goodwill	1,784,254	1,784,254
Other assets	346,831	229,691
Total Assets	$77,305,314	$75,244,501

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$16,531,357	$14,724,293
Accrued expenses	3,289,821	4,763,719
Contract liabilities	1,371,571	1,628,382
Loss reserve	126,676	138,426
Current portion of line of credit	—	—
Current portion of long-term debt	250,000	187,500
Operating lease liabilities, current	1,468,989	1,434,385
Income taxes payable	206,540	142,540
Total Current Liabilities	23,244,954	23,019,245

Line of credit, net of current portion	9,173,672	8,373,672
Long-term operating lease liabilities	7,972,638	8,353,120
Long-term debt, net of current portion	9,634,471	9,690,890
Total Liabilities	50,025,735	49,436,927

Commitments and Contingencies		—

Shareholders’ Equity:
Preferred stock - $.001 par value; authorized 5,000,000 shares, 0 shares issued and outstanding	—	—
Common stock - $.001 par value; authorized 50,000,000 shares, 13,189,061 and 13,155,061 shares, respectively, issued and outstanding	13,189	13,155
Additional paid-in capital	75,377,421	75,142,168
Accumulated deficit	(48,111,031)	(49,347,749)
Total Shareholders’ Equity	27,279,579	25,807,574
Total Liabilities and Shareholders’ Equity	$77,305,314	$75,244,501

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended March 31,
	2026	2025
Revenue	$17,359,940	$15,400,608
Cost of sales	12,880,049	13,751,133
Gross profit	4,479,891	1,649,475

Selling, general and administrative expenses	2,650,263	2,835,777
Income (loss) from operations	1,829,628	(1,186,302)

Other income (expense)	30,373	1,500
Interest expense	(291,935)	(488,091)
Income (loss) before provision for income taxes	1,568,066	(1,672,893)

Provision (benefit) for income taxes	331,348	(348,969)
Net income (loss)	$1,236,718	$(1,323,924)

Income (loss) per common share, basic	$0.10	$(0.10)

Income (loss) per common share, diluted	$0.09	$(0.10)

Shares used in computing income (loss) per common share:
Basic	12,863,180	12,720,148
Diluted	13,040,998	12,720,148

Unaudited Reconciliation of GAAP to Non-GAAP Measures

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP income from operations plus depreciation, amortization and stock-compensation expense.

Adjusted EBITDA as calculated by us may be calculated differently than Adjusted EBITDA for other companies. We have provided Adjusted EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance understanding of our operating results. Adjusted EBITDA should not be construed as either an alternative to income from operations or net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. The adjustments to calculate this non-GAAP financial measure and the basis for such adjustments are outlined below. Please refer to the following table below that reconciles GAAP income from operations to Adjusted EBITDA.

The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Depreciation. The Company incurs depreciation expense (recorded in cost of sales and in selling, general and administrative expenses) related to capital assets purchased, leased or constructed to support the ongoing operations of the business. The assets are recorded at cost and are depreciated over the estimated useful lives of individual assets.

Stock-based compensation expense. The Company incurs non-cash expense related to stock-based compensation included in its GAAP presentation of cost of sales and selling, general and administrative expenses. Management believes that exclusion of these expenses allows comparison of operating results to those of other companies that disclose non-GAAP financial measures that exclude stock-based compensation.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the Adjusted EBITDA financial adjustments described above, and investors should not infer from the Company's presentation of this non-GAAP financial measure that these costs are unusual, infrequent, or non-recurring.

Reconciliation of income from operations to Adjusted EBITDA is as follows:

	Three months ended March 31
	2026	2025
Income (loss) from operations	$1,829,628	$(1,186,302)
Depreciation	39,729	98,767
Stock-based compensation	235,287	320,229
Adjusted EBITDA	2,104,644	(767,306)
A-10 Termination	—	2,145,696
Adjusted EBITDA Excluding A-10 adjustment	$2,104,644	$1,378,390